NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

November 20, 2025	Contact:	Steven F. Nicola
Chief Financial Officer
and Treasurer
MATTHEWS INTERNATIONAL REPORTS RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2025

Financial Highlights:
•4th Quarter consolidated sales of $318.8 million; $1.50 billion for fiscal 2025
•Memorialization segment reports higher 4th quarter sales and adjusted EBITDA
•Warehouse Automation transaction expected to reduce net leverage ratio below 3.0x
•Company sets consolidated adjusted EBITDA guidance for fiscal 2026
•Webcast: Friday, November 21, 2025, 9:00 a.m., (201) 689-8471

PITTSBURGH, PA, NOVEMBER 20, 2025 - Matthews International Corporation (NASDAQ GSM: MATW) today announced financial results for the quarter and fiscal year ended September 30, 2025.

In discussing the Company’s results, Joseph C. Bartolacci, President and Chief Executive Officer, stated:

“I am pleased to report that we had a strong finish to fiscal 2025 as our consolidated results were ahead of our initial expectations for the fiscal 2025 fourth quarter. Sales for the Memorialization segment and warehouse automation business outperformed their levels from the same quarter a year ago, and we continued to lower our corporate and other non-operating costs. Please note that the divestiture of the SGK business was a significant factor in the year-over-year comparability of the Company’s financial results.

“The Memorialization segment reported higher sales for the current quarter compared to a year ago, primarily reflecting the benefit of its recent acquisition of The Dodge Company. Higher sales volumes for bronze memorials and inflationary price realization also contributed to the sales increase for the quarter.

“Sales for the Industrial Technologies segment for the fiscal 2025 fourth quarter were lower than a year ago reflecting challenges in our engineering business related to the ongoing litigation with Tesla. However, interest from other customers in our dry battery electrode solutions remains very strong, which we anticipate will start to convert to orders in fiscal 2026. Market conditions for the warehouse automation business continued its recovery and, as a result, our warehouse automation sales for the current quarter increased from a year ago.

“Since closing of the SGK divestiture in May 2025, Propelis (the joint venture formed as a result of the SGK transaction) has performed very well. As you recall, the annual adjusted EBITDA level of the combined entities at the closing date approximated $100 million and Propelis is on track to perform at a rate well above this level.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
“Additionally, the Company’s consolidated net debt level declined modestly during the fiscal 2025 fourth quarter. As we recently announced, our debt levels and related leverage ratio will improve with the closing of the pending sale of our warehouse automation business. We intend to apply the net proceeds from this transaction primarily to debt reduction which is expected to result in a net leverage ratio below 3.0x as we work toward our long-term target of 2.5x.

“I am extremely proud of our Company’s accomplishments during the fiscal year considering the challenges we encountered. During fiscal 2025, these accomplishments included: divestiture of the SGK business at an accretive valuation while maintaining a significant interest in this business through our 40% ownership of Propelis; favorable rulings in the Tesla litigation; multiple asset sales; reduction in outstanding debt; annual increase in dividends to our shareholders; further reduction in the Company’s corporate costs; commercial launch of the new printhead solution; and announcement of the pending sales of the warehouse automation and European packaging businesses, also at accretive valuations. I want to take this opportunity to express my sincere appreciation to our employees for their efforts and dedication.

"I am excited about the new foundation we are establishing and the future of Matthews. As a result of our thoughtful strategic alternatives process, we are reducing the complexity of our diversified business portfolio and significantly strengthening our balance sheet – addressing important concerns expressed by our shareholders. We now enter the new fiscal year with a strong focus on sustaining our momentum in Memorialization, capitalizing on the opportunities in the high growth Industrial Technologies segment in which we have significant competitive technologies, and taking further cost reduction actions. Our strategic alternatives review to enhance shareholder value creation remains ongoing.

“For fiscal 2026, we expect continued growth in the Memorialization segment, particularly with the full year contribution from the acquisition of The Dodge Company. Additionally, while we expect conditions for the engineering business to remain challenged as a result of the ongoing litigation, we are currently planning further cost reduction actions designed to mitigate further declines while we work toward the future realization of the significant opportunities we have created. Lastly, following the closing of the pending transactions, we expect further reductions in our corporate and non-operating costs. In consideration of these factors, we are currently targeting adjusted EBITDA (including our 40% share of Propelis) to be at least $180 million for fiscal 2026.”

Divestiture of the SGK Business

As previously reported, on May 1, 2025, the Company contributed the SGK business to a newly-formed entity, Propelis, in exchange for 40% of the common equity of Propelis, a $50 million preferred equity investment in Propelis, retention of trade accounts receivable of $50 million, and cash proceeds of $250 million ($228 million net of divested cash). The consolidated financial information presented in this release reflects the financial results of the SGK business through the closing date. As a result of the integration process of Propelis and transition to its stand-alone reporting systems, our 40% portion of the financial results of Propelis is being reported on a one-quarter lag. Accordingly, the consolidated financial information presented in this release includes our 40% interest in the financial results of Propelis for May and June 2025.

Based on preliminary financial projections provided by Propelis, their current estimate of adjusted EBITDA for the period July 1, 2025 through September 30, 2025 was $32.2 million. Please note that these projections are unaudited and subject to review and, as a result, may change. Our 40% portion of this amount would be $12.9 million. Accordingly, with the addition of our 40% interest in Propelis for the period July 1, 2025 through September 30, 2025, the Company’s consolidated adjusted EBITDA for the fiscal year ended September 30, 2025 would be approximately $200 million.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
Webcast

The Company will host a conference call and webcast on Friday, November 21, 2025, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by dialing (201) 689-8471. The audio webcast can be monitored at www.matw.com. As soon as available after the call, a transcript of the call will be posted on the Investor Relations section of the Company’s website at www.matw.com.

About Matthews International Corporation

Matthews International Corporation is a global provider of memorialization products, industrial technologies, and brand solutions. Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis offers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. The Company has over 5,500 employees in 18 countries on four continents that are committed to delivering the highest quality products and services.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Matthews International Corporation and its consolidated subsidiaries (collectively “Matthews” or the “Company”) regarding the future, including statements regarding the anticipated benefits and risks associated with the joint venture transaction with Peninsula Parent LLC, d.b.a. Propelis Group ("Propelis") and the timing thereof, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof.  Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include risks to our ability to achieve the anticipated benefits of the joint venture transaction with Propelis that closed in fiscal year 2025, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the Company's plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company's plans and expectations with respect to its Board of Directors, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,			Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Sales	$318,841	$446,695	(28.6)%	$1,497,689	$1,795,737	(16.6)%
Cost of sales	(203,008)	(329,360)	(38.4)%	(990,096)	(1,266,030)	(21.8)%
Gross profit	115,833	117,335	(1.3)%	507,593	529,707	(4.2)%
Gross margin	36.3%	26.3%		33.9%	29.5%

Selling and administrative expenses	(121,522)	(141,156)	(13.9)%	(467,210)	(488,280)	(4.3)%
Intangible amortization	(3,707)	(9,232)	(59.8)%	(20,069)	(37,023)	(45.8)%
Goodwill write-downs	—	(16,727)	(100.0)%	—	(16,727)	(100.0)%
Gain on sale of SGK business	(1,964)	—	100.0%	55,139	—	100.0%
Operating (loss) profit	(11,360)	(49,780)	(77.2)%	75,453	(12,323)	NM
Operating margin	(3.6)%	(11.1)%		5.0%	(0.7)%

Interest and other, net	(13,821)	(17,701)	(21.9)%	(59,244)	(57,334)	3.3%
(Loss) income before income taxes	(25,181)	(67,481)	(62.7)%	16,209	(69,657)	(123.3)%
Income taxes	(2,289)	(680)	NM	(40,680)	9,997	NM
Net loss	(27,470)	(68,161)	(59.7)%	(24,471)	(59,660)	(59.0)%
Non-controlling interests	—	—	—%	—	—	—%
Net loss attributable to Matthews	$(27,470)	$(68,161)	(59.7)%	$(24,471)	$(59,660)	(59.0)%

Loss per share -- diluted	$(0.88)	$(2.21)	(60.2)%	$(0.79)	$(1.93)	(59.1)%

Earnings per share -- non-GAAP(1)	$0.50	$0.55	(9.1)%	$1.26	$2.17	(41.9)%

Dividends declared per share	$0.25	$0.24	4.2%	$1.00	$0.96	4.2%

Diluted shares	31,104	30,910		31,098	30,913
(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release
NM: Not meaningful

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2025	2024	2025	2024
Sales:
Memorialization	$209,680	$196,840	$809,514	$829,731
Industrial Technologies	92,960	113,915	342,229	433,156
Brand Solutions	16,201	135,940	345,946	532,850
	$318,841	$446,695	$1,497,689	$1,795,737

Adjusted EBITDA:
Memorialization	$45,075	$40,535	$169,526	$162,586
Industrial Technologies	11,015	15,870	27,936	39,716
Brand Solutions	7,419	17,303	40,311	61,620
Corporate and Non-Operating	(11,988)	(15,579)	(50,265)	(58,765)
Total Adjusted EBITDA(1)	$51,521	$58,129	$187,508	$205,157

(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)
(In thousands)

	September 30, 2025	September 30, 2024
ASSETS
Cash and cash equivalents	$32,433	$40,816
Accounts receivable, net	132,940	205,984
Inventories, net	202,827	237,888
Other current assets	151,968	147,855
Total current assets	520,168	632,543
Property, plant and equipment, net	224,575	279,499
Goodwill	487,561	697,123
Other intangible assets, net	105,958	126,026
Other long-term assets	356,180	99,699
Total assets	$1,694,442	$1,834,890

LIABILITIES
Long-term debt, current maturities	$7,230	$6,853
Other current liabilities	343,250	427,922
Total current liabilities	350,480	434,775
Long-term debt	703,602	769,614
Other long-term liabilities	159,418	193,295
Total liabilities	1,213,500	1,397,684

SHAREHOLDERS' EQUITY
Total shareholders' equity	480,942	437,206
Total liabilities and shareholders' equity	$1,694,442	$1,834,890

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(In thousands)

	Year Ended September 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(24,471)	$(59,660)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	71,746	94,770
Changes in working capital items	(45,394)	14,696
Goodwill write-downs	—	16,727
Gain on sale of SGK Business	(55,139)	—
Other operating activities	29,708	12,749
Net cash (used in) provided by operating activities	(23,550)	79,282

Cash flows from investing activities:
Capital expenditures	(35,818)	(45,218)
Acquisitions, net of cash acquired	(55,832)	(5,825)
Proceeds from sale of SGK Business	228,004	—
Other investing activities	23,236	4,075
Net cash provided by (used in) investing activities	159,590	(46,968)

Cash flows from financing activities:
Net payments from long-term debt	(66,997)	(31,338)
Purchases of treasury stock	(12,228)	(20,574)
Dividends	(32,759)	(31,409)
Other financing activities	(32,286)	48,278
Net cash used in financing activities	(144,270)	(35,043)

Effect of exchange rate changes on cash	(152)	1,444

Net change in cash and cash equivalents	$(8,383)	$(1,285)

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
Reconciliations of Non-GAAP Financial Measures

Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, constant currency sales, constant currency adjusted EBITDA, net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition and divestiture costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to certain commercial and operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Constant currency sales and constant currency adjusted EBITDA remove the impact of changes due to foreign exchange translation rates. To calculate sales and adjusted EBITDA on a constant currency basis, amounts for periods in the current fiscal year are translated into U.S. dollars using exchange rates applicable to the comparable periods of the prior fiscal year. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2025	2024	2025	2024
Net loss	$(27,470)	$(68,161)	$(24,471)	$(59,660)
Income tax provision (benefit)	2,289	680	40,680	(9,997)
(Loss) income before income taxes	$(25,181)	$(67,481)	$16,209	$(69,657)
Propelis depreciation, amortization, interest and other unusual items (1)	6,359	—	6,359	—
Interest expense, including RPA and factoring financing fees (2)	16,147	14,825	66,815	55,364
Depreciation and amortization *	15,175	24,329	71,746	94,770
Acquisition and divestiture related items (3) **	2,394	11	9,271	5,576
Strategic initiatives and other charges (4) ** †	23,283	48,458	39,586	65,586
Gain on sale of SGK Business	1,964	—	(55,139)	—
Highly inflationary accounting impacts (primarily non-cash) (5)	99	132	1,135	1,027
Goodwill and asset write-downs (6)	7,911	33,574	7,911	33,574
Stock-based compensation	3,227	4,169	23,065	18,478
Non-service pension and postretirement expense (7)	143	112	550	439
Total Adjusted EBITDA	$51,521	$58,129	$187,508	$205,157

(1) Represents the Company's portion of depreciation, intangible amortization, interest expense, and other items incurred by Propelis.
(2) Includes fees for receivables sold under the RPA and factoring arrangements totaling $629 and $1,192 for the three months ended September 30, 2025 and 2024, respectively, and $3,920 and $4,830 for the fiscal years ended September 30, 2025 and 2024, respectively.

(3) Includes certain non-recurring costs associated with recent acquisition and divestiture activities, and also includes a loss of $2,072 for the fiscal year ended September 30, 2025 related to the divestiture of a business in the Industrial Technologies segment.

(4) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Also includes legal costs related to an ongoing dispute with Tesla, Inc. ("Tesla"), which totaled $7,747 and $4,261 for the three months ended September 30, 2025 and 2024, respectively, and $22,166 and $12,399 for the fiscal years ended September 30, 2025 and 2024, respectively. Fiscal 2025 includes costs related to the Company's 2025 contested proxy which totaled $5,109. The three months and fiscal year ended September 30, 2025 includes $8,000 of expense related to the settlement of a contractual licensing matter. Fiscal 2025 includes net gains on the sales of certain significant property and other assets of $3,556. Fiscal 2025 include loss recoveries totaling $1,708 which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(5) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(6) Fiscal 2025 includes asset write-downs within the Brand Solutions segment of $7,911 for the three months and fiscal year ended September 30, 2025. Fiscal 2024 includes goodwill write-downs within the Industrial Technologies segment of $16,727, asset write-downs within the Memorialization segment of $13,716, and investment write-downs within Corporate and Non-operating of $3,131.

(7) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $8,566 and $7,368 for the Memorialization segment, $5,063 and $6,028 for the Industrial Technologies segment, $1,014 and $9,724 for the Brand Solutions segment, and $532 and $1,209 for Corporate and Non-Operating, for the three months ended September 30, 2025 and 2024, respectively. Depreciation and amortization was $30,332 and $27,768 for the Memorialization segment, $21,870 and $23,772 for the Industrial Technologies segment, $16,949 and $38,667 for the Brand Solutions segment, and $2,595 and $4,563 for Corporate and Non-Operating, for the fiscal years ended September 30, 2025 and 2024, respectively.
** Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $9,611 and $1,309 for the Memorialization segment, $12,407 and $40,069 for the Industrial Technologies segment, $1,202 and $307 for the Brand Solutions segment, and $2,457 and $6,784 for Corporate and Non-Operating, for the three months ended September 30, 2025 and 2024, respectively. Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $13,876 and $3,514 for the Memorialization segment, $27,868 and $54,357 for the Industrial Technologies segment, $4,024 and $3,001 for the Brand Solutions segment, and $3,089 and $10,290 for Corporate and Non-Operating, for the fiscal years ended September 30, 2025 and 2024, respectively.
† Strategic initiatives and other charges includes charges for exit and disposal activities (including severance and other employee termination benefits) totaling expenses of $24 and $41,353 for the three months ended September 30, 2025 and 2024, respectively and expenses of $1,158 and $45,705 for the fiscal years ended September 30, 2025 and 2024, respectively.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
ADJUSTED NET INCOME AND EPS RECONCILIATION (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,				Year Ended September 30,
	2025		2024		2025		2024
		per share		per share		per share		per share
Net loss attributable to Matthews	$(27,470)	$(0.88)	$(68,161)	$(2.21)	$(24,471)	$(0.79)	$(59,660)	$(1.93)
Acquisition and divestiture items (1)	1,758	0.06	837	0.03	7,565	0.25	4,873	0.16
Strategic initiatives and other charges (2)	19,384	0.63	41,261	1.35	33,900	1.09	57,073	1.85
Gain on sale of SGK Business	7,997	0.25	—	—	(6,158)	(0.20)	—	—
Highly inflationary accounting impacts (primarily non-cash) (3)	99	0.01	132	—	1,135	0.04	1,027	0.03
Goodwill and asset write-downs (4)	7,911	0.26	32,784	1.06	7,911	0.26	32,784	1.06
Non-service pension and postretirement expense (5)	107	—	83	—	412	0.01	329	0.01
Intangible amortization expense	2,781	0.09	6,924	0.23	15,052	0.48	27,767	0.90
Propelis amortization and other unusual items (6)	2,479	0.08	—	—	2,479	0.08	—	—
Tax-related (7)	—	—	2,703	0.09	1,207	0.04	2,839	0.09
Adjusted net income	$15,046	$0.50	$16,563	$0.55	$39,032	$1.26	$67,032	$2.17

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 15.4% and 7.4%, for the three months ended September 30, 2025 and 2024, respectively, and 14.8% and 11.5% for the fiscal year ended September 30, 2025 and 2024, respectively.

(1) Includes certain non-recurring costs associated with recent acquisition and divestiture activities, and also includes a gain in fiscal year 2023 related to the divestiture of a business in the Industrial Technologies segment.

(2) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Also includes legal costs related to an ongoing dispute with Tesla, Inc. ("Tesla"), which totaled $7,747 and $4,261 for the three months ended September 30, 2025 and 2024, respectively, and $22,166 and $12,399 for the fiscal year ended September 30, 2025 and 2024, respectively. Fiscal 2025 includes costs related to the Company's 2025 contested proxy which totaled $5,109. The three months and fiscal year ended September 30, 2025 includes $8,000 of expense related to the settlement of a contractual legal matter. Fiscal 2025 includes net gains on the sales of certain significant property and other assets of $3,556. Fiscal 2025 include loss recoveries totaling $1,708 which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(3) Represents exchange gains and losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries
(4) Fiscal 2025 includes asset write-downs within the the Brand Solutions segment of $7,911 for the three months and fiscal year ended September 30, 2025. Fiscal 2024 includes goodwill write-downs within the Industrial Technologies segment, asset write-downs within the Memorialization segment, and investment write-downs within Corporate and Non-operating.

(5) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

(6) Represents the Company's portion of depreciation, intangible amortization, interest expense, and other items incurred by Propelis.
(7) Fiscal 2025 represents tax-related items incurred in connection with assets the Company previously wrote off in Russia, The three months and fiscal year ended September 30, 2024 includes $2,703 of tax-related items incurred in connection with restructuring that resulted in a deferred tax asset write-off. Fiscal 2024 also includes $136 of tax-related items incurred in connection with the derecognition of deferred tax assets for a joint venture that is being terminated.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
CONSTANT CURRENCY SALES AND ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Memorialization	Industrial Technologies	Brand Solutions	Corporate and Non-Operating	Consolidated
Reported sales for the quarter ended September 30, 2025	$209,680	$92,960	$16,201	$—	$318,841
Changes in foreign exchange translation rates	(259)	(3,367)	206	—	(3,420)
Constant currency sales for the quarter ended September 30, 2025	$209,421	$89,593	$16,407	$—	$315,421

Reported sales for the year ended September 30, 2025	$809,514	$342,229	$345,946	$—	$1,497,689
Changes in foreign exchange translation rates	26	(4,396)	2,045	—	(2,325)
Constant currency sales for the year ended September 30, 2025	$809,540	$337,833	$347,991	$—	$1,495,364

Reported adjusted EBITDA for the quarter ended September 30, 2025	$45,075	$11,015	$7,419	$(11,988)	$51,521
Changes in foreign exchange translation rates	(4)	(263)	44	45	(178)
Constant currency adjusted EBITDA for the quarter ended September 30, 2025	$45,071	$10,752	$7,463	$(11,943)	$51,343

Reported adjusted EBITDA for the year ended September 30, 2025	$169,526	$27,936	$40,311	$(50,265)	$187,508
Changes in foreign exchange translation rates	77	(343)	45	70	(151)
Constant currency adjusted EBITDA for the year ended September 30, 2025	$169,603	$27,593	$40,356	$(50,195)	$187,357

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2025

November 20, 2025
NET DEBT RECONCILIATION (Unaudited)
(In thousands)

	September 30, 2025	September 30, 2024

Long-term debt, current maturities	$7,230	$6,853
Long-term debt	703,602	769,614
Total long-term debt	710,832	776,467

Less: Cash and cash equivalents	(32,433)	(40,816)

Net Debt	$678,399	$735,651

Adjusted EBITDA	$187,508	$205,157

Net Debt Leverage Ratio	3.6	3.6

- ### -